                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 27, 1996



                     FIRST EMPIRE STATE CORPORATION
       (Exact name of registrant as specified in its charter)



                                New York
            (State or other jurisdiction of incorporation)



          1-9861                        16-0968385
(Commission File Number)       (I.R.S. Employer Identification No.)



    One M&T Plaza, Buffalo, New York                14240
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:   (716) 842-5445



                            (NOT APPLICABLE)
   (Former name or former address, if changed since last report)

Item 5.  Other Events.

    First Empire State Corporation ("First Empire") announced on December 27, 1996 that its New York City-based savings bank subsidiary, The East New York Savings Bank ("East New York"), would be merged with and into First Empire's Buffalo-based commercial bank subsidiary, Manufacturers and Traders Trust Company ("M&T Bank"). The merger is subject to the approvals of the Federal Reserve Board and the New York State Banking Board, and it is currently expected that it will be completed by the end of May 1997.

    M&T Bank and East New York had assets of $10.9 billion and $2.0 billion, respectively, as of September 30, 1996. Following the merger, East New York will operate as the New York City Division of M&T Bank.

    The merger will involve some initial costs and create some operating efficiencies, but neither such costs nor such efficiencies is expected by First Empire's management to be material to First Empire's results of operations.

    The text of the news release issued by First Empire on December 27, 1996 to announce the merger is set forth as Exhibit No. 99 hereto.

Item 7.  Financial Statements and Exhibits.

    The following exhibits are filed as a part of this report:

         Exhibit No.
         -----------

              99        News release.  Filed herewith.




                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FIRST EMPIRE STATE CORPORATION



Date: January 2, 1997        By:
                                  --------------------------------
                                   Michael P. Pinto
                                   Senior Vice President
                                     and Controller

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K



                               CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Report Dated: January 2, 1997          Commission File Number: 1-9861



                          FIRST EMPIRE STATE CORPORATION
             (Exact name of registrant as specified in its charter)











                                 EXHIBITS

                                 EXHIBIT INDEX




Exhibit No.
-----------


   99         News release.